As filed with the Securities and Exchange Commission on September 25, 2002

Registration No. 333-92250

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

Post Effective Amendment No. 1
TO
FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE COLONIAL BANCGROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	6022	63-0661573
(State of Incorporation)	(Primary Standard Industrial	(I.R.S. Employer
	Classification Code Number)	Identification No.)

One Commerce Street, Suite 800 Montgomery, Alabama 36104	(334) 240-5000 (Telephone No.)
(Address of principal executive offices)

William A. McCrary
Senior Legal Counsel
Post Office Box 1108
Montgomery, Alabama 36101
(Name and address of agent for service)

Copies to:

Willard H. Henson
Miller, Hamilton, Snider & Odom, L.L.C.
One Commerce Street, Suite 305
Montgomery, Alabama 36104

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.     ☐

The Colonial BancGroup, Inc. (“BancGroup”) registered 7,558,111 shares of its Common Stock on Form S-4, registration no. 333-92250, in connection with the acquisition of Palm Beach National Holding Company (“Palm Beach”), a Florida corporation, including shares of BancGroup Common Stock to be issued pursuant to the exercise of options of Palm Beach following the merger. Such registration was declared effective on July 25, 2002.

A total of 6,118,967 shares were issued in the merger on September 3, 2002. All Palm Beach options were either exercised, exchanged for cash prior to the merger or expired on their own terms at the time of the merger. Thus, no Palm Beach options remain outstanding. Pursuant to the undertaking given by BancGroup in such registration statement in accordance with Regulation S-K, item 512(a)(3), BancGroup hereby removes 1,439,144 shares from registration, which represents the number of shares registered less the number of shares issued in the merger.

SIGNATURE

Pursuant to Regulation S-K, item 512(a)(3) and SEC Rule 478(a)(4), the undersigned registrant hereby executes this post effective amendment to its registration statement on Form S-4 to remove from registration certain shares not issued and has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montgomery, Alabama, on the 25th day of September, 2002.

THE COLONIAL BANCGROUP, INC.

By:	/s/ W. FLAKE OAKLEY
W. Flake Oakley Executive Vice President, Chief Financial Officer and Secretary

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